As filed with the Securities and Exchange Commission on May 7, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 7, 2014
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
The information contained in Item 5.03 of this Report is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 7, 2014, Bank of America Corporation (the “Company”) filed a Certificate of Amendment to the Certificate of Designations of the Company's 6% Non-Cumulative Perpetual Preferred Stock, Series T (the "Series T Preferred Stock") with the Secretary of State of the State of Delaware for the purpose of amending the terms of the Series T Preferred Stock (the "Amendment"). At the Company's annual meeting of stockholders held on May 7, 2014, the Amendment was approved by greater than 66 2/3% of the shares of Series T Preferred Stock, voting as a separate class, and a majority of the voting power of the Company's common stock, Series B Preferred Stock and Series 1 to 5 Preferred Stock, voting together as a class. Among others, the terms of the Series T Preferred Stock have been amended so that (1) dividends are non-cumulative and will be paid only when, as and if declared by the Company’s Board of Directors; (2) the dividend rate is fixed at 6%; and (3) the Company may redeem the Series T Preferred Stock only after May 7, 2019. A copy of the Certificate of Amendment filed with the Secretary of State of the State of Delaware is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) The Company's annual meeting of stockholders was held on May 7, 2014.
(b) The stockholders elected all of the nominees for director; approved the advisory vote on executive compensation; ratified the appointment of PricewaterhouseCoopers LLP as the Company's registered independent public accounting firm for 2014; and approved the Amendment to the terms of the Series T Preferred Stock described in Item 5.03. The stockholders did not approve any of the stockholder proposals, which are listed below. With respect to all matters subject to a vote, holders of the Company's common stock, Series B Preferred Stock and Series 1 to 5 Preferred Stock voted together as a class. In addition, holders of the Company's Series T Preferred Stock voted as a separate class with respect to the Amendment to the terms of the Series T Preferred Stock.

1. Election of Directors:

	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Sharon L. Allen	6,047,489,913	331,061,265	33,993,922	2,163,272,350
Susan S. Bies	6,005,697,821	372,473,515	34,374,588	2,163,272,350
Jack O. Bovender, Jr.	6,294,695,798	83,500,303	34,350,209	2,163,272,350
Frank P. Bramble, Sr.	6,249,966,813	127,442,553	35,137,140	2,163,272,350
Pierre J. P. de Weck	6,314,513,250	63,013,151	35,020,105	2,163,272,350
Arnold W. Donald	6,218,329,440	158,444,069	35,762,210	2,163,272,350
Charles K. Gifford	6,168,019,676	210,033,036	34,489,759	2,163,272,350
Charles O. Holliday, Jr.	6,318,935,166	58,797,094	34,824,474	2,163,272,350
Linda P. Hudson	6,326,686,799	51,174,370	34,695,560	2,163,272,350
Monica C. Lozano	6,281,141,769	95,969,118	35,445,361	2,163,272,350
Thomas J. May	6,251,369,018	126,144,154	35,043,562	2,163,272,350
Brian T. Moynihan	6,293,620,577	86,875,476	32,058,261	2,163,272,350
Lionel L. Nowell, III	6,282,132,612	94,780,242	35,642,810	2,163,272,350
Clayton S. Rose	6,326,318,092	51,637,456	34,600,474	2,163,272,350
R. David Yost	6,244,685,306	132,496,178	35,375,250	2,163,272,350

2. Advisory (Non-Binding) Resolution to Approve Executive Compensation (Say On Pay):

For	5,928,732,063
Against	409,431,455
Abstain	74,403,464
Broker Non-Votes	2,163,272,350

3. Ratification of the Appointment of the Registered Independent Public Accounting Firm for 2014:

For	7,988,203,915
Against	533,586,096
Abstain	54,049,315

4. Approval of Amendment to the Series T Preferred Stock:

	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Common stock, Series B Preferred Stock and Series 1 to 5 Preferred Stock, voting together as a class	6,242,215,928	125,773,022	44,573,326	2,163,272,350
Series T Preferred Stock, voting as a separate class	50,000	—	—	—

5. Stockholder Proposal – Cumulative Voting in Director Elections:

For	1,510,384,168
Against	4,752,597,925
Abstain	149,568,735
Broker Non-Votes	2,163,272,350

6. Stockholder Proposal – Proxy Access:

For	409,724,512
Against	5,857,875,223
Abstain	144,956,395
Broker Non-Votes	2,163,272,350

7. Stockholder Proposal – Climate Change Report:

For	1,324,217,278
Against	4,190,679,398
Abstain	897,658,036
Broker Non-Votes	2,163,272,350

8. Stockholder Proposal – Lobbying Report:

For	1,771,864,438
Against	4,056,082,949
Abstain	584,618,383
Broker Non-Votes	2,163,272,350

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 3.1 is filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Amendment to the Certificate of Designations of the Company’s 6% Non-Cumulative Perpetual Preferred Stock, Series T

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary
Dated: May 7, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Amendment to the Certificate of Designations of the Company’s 6% Non-Cumulative Perpetual Preferred Stock, Series T